UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 10, 2018

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On August 10, 2018, the Board of Directors of CommScope Holding Company, Inc. (the “Company”) appointed Brooke B. Clark as Senior Vice President and Chief Accounting Officer of the Company, effective September 1, 2018. In this role, Ms. Clark will be the Company’s principal accounting officer, replacing Robert W. Granow, who will remain with the Company in a new role as Senior Vice President, Global Financial Shared Services. Mr. Granow will lead the Company’s critical strategic efforts to enhance its global financial shared services organization.

Ms. Clark, age 43, has served as the Company’s vice president, corporate accounting, since 2013. Prior to that, she served in various positions within our finance organization since joining CommScope in 2004. Prior to joining CommScope, Ms. Clark was employed by Deloitte & Touche, LLP. Ms. Clark is a Certified Public Accountant in North Carolina.

Ms. Clark will continue to participate in the Company’s Annual Incentive Plan and Long-Term Incentive Plan, as described in the Company’s proxy statement. In connection with her appointment, Ms. Clark will receive a grant of equity awards having an approximate grant date fair value of $200,000 in the aggregate. These equity awards will consist of stock options, restricted stock units and performance share units, each having equivalent grant date fair values. Each of these awards will have the same terms and conditions (including the same vesting requirements) as the similar awards granted to other officers of the Company in February 2018.

Ms. Clark will enter into the Company’s standard indemnification agreement, as described in the Company’s registration statement on Form S-1 (the “S-1”), the form of which is filed as Exhibit 10.22 to the S-1.

Ms. Clark also will enter into the Company’s standard severance protection agreement for new executive officers. Her agreement will be on a 3-year term automatically renewing on January 1 of each year, except that the term may not expire prior to 24 months following a change in control of the Company (as defined in the agreement). The agreement will provide that, in the event that Ms. Clark’s employment is terminated within 24 months after a change in control of the Company (i) by the Company for any reason other than for cause or disability or (ii) by Ms. Clark for good reason, Ms. Clark will be entitled to receive accrued compensation, severance pay equal to her annual base salary, a prorated bonus for the year in which the termination occurs, based on actual performance, and a continuation of health benefits for 12 months.

There are no family relationships between Ms. Clark and any director or other officer of the Company or any related party transactions involving Ms. Clark.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2018	COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President,
General Counsel and Secretary